UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 22, 2024

Farmer Bros. Co.

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas	76262
(Address of Principal Executive Office)	(Zip Code)

(615) 549-6600
(Registrant’s Telephone Number, Including Area Code)

None
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	FARM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2024, Farmer Bros. Co. (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Vance Fisher, 55, as Chief Financial Officer of the Company, effective June 10, 2024. From 2022 to 2024, Mr. Fisher provided financial consulting services to various businesses, primarily in the food and beverage sector. Previously, Mr. Fisher served as the Chief Financial Officer of NBC Holdings, LLC from 2019 to 2022. Prior to NBC Holdings, LLC, Mr. Fisher served as the Chief Financial Officer of Dunn’s River Brands Group, Inc. from 2018 to 2019. Mr. Fisher has also previously served as Chief Financial Officer for Tatum, LLC, from 2016 to 2018, and Daisy Brand, LLC, from 2007 to 2016. Mr. Fisher holds a Bachelors of Accountancy and a Bachelor of Business Administration in Corporate Finance from the University of Oklahoma.

In connection with Mr. Fisher’s appointment as Chief Financial Officer, the Company and Mr. Fisher entered into an offer letter, dated May 8, 2024 (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Fisher will (i) receive an annual base salary of $400,000; (ii) be eligible to receive a short-term cash incentive opportunity of up to 60% of his annual base salary; and (iii) will be eligible for (a) a time-based restricted stock unit (“RSU”) grant valued at $250,000.00 and (b) a performance-based restricted stock unit (“PBRSU”) grant valued at $300,000.00, in each case, to be effective as of July 1, 2024 (the “Grant Date”), and with the number of RSUs or PBRSUs, as applicable, subject to the applicable award to be determined by dividing the value of the applicable award by the closing stock price on the Grant Date. The RSUs will vest ratably over a three-year period, subject to Mr. Fisher’s continued employment through the applicable vesting date. The PBRSUs will vest in full, if at all, on either: (1) the date on which the volume-weighted average price per share of the Company’s common stock reaches at least $6.00 per share over the preceding 90 consecutive trading days (the “share price target”) or (2) a change in control, as defined in the Company’s 2017 Long-Term Incentive Plan (the “2017 Plan”), that implies a value of at least $6.00 per share for the Company’s common stock.  The PBRSUs will expire on the third anniversary of the Grant Date, if the share price target is not achieved, or if a change in control has not occurred, on or prior to such expiration date. The RSU and PBRSU awards will be granted pursuant to the 2017 Plan or the Company’s 2020 Inducement Incentive Award Plan.

 Mr. Fisher will also be eligible to receive additional grants on an annual basis under the Company’s long-term incentive program, subject to annual approval by the Board’s compensation committee. Mr. Fisher will also be eligible to participate in the Company’s employee benefit plans available to its employees, subject to the terms of those plans. Additionally, Mr. Fisher and the Company will enter into the Company’s form severance and indemnification agreements.

There are no family relationships between Mr. Fisher and any director or executive officer of the Company, and the Company is not aware of any transactions with Mr. Fisher that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

The press release announcing the appointment of Mr. Fisher as Chief Financial Officer is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by the Company on May 22, 2024.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2024

FARMER BROS. CO.

By:	/s/ Jared Vitemb
Name:	Jared Vitemb
Title:	VP, General Counsel, Secretary and Chief Compliance Officer